                                                                   EXHIBIT 10.2b




THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE DISTRIBUTED, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OFFERED UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER OR A NO-ACTION LETTER FROM THE COMMISSION STATING THAT SUCH DISTRIBUTION, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS.


             _____________________________________________________

                         NDE ENVIRONMENTAL CORPORATION

                              WARRANT CERTIFICATE


            ________________________________________________________


                          DATED AS OF OCTOBER 25, 1996

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
         Section  1.      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

         Section  2.      TERMS AND CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          2.1     NUMBER OF WARRANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          2.2     EXERCISE PERIOD.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          2.3     EXERCISE PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          2.4     DEFINITIONS.  As used in this Warrant Certificate:  . . . . . . . . . . . . . . . . . 3
                          2.5     MANNER OF EXERCISE AND EFFECTIVENESS. . . . . . . . . . . . . . . . . . . . . . . . . 4
                          2.6     PAYMENT OF EXERCISE PRICE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          2.7     DELIVERY OF STOCK CERTIFICATES, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . 4

         Section  3.      ANTIDILUTION ADJUSTMENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          3.1     NUMBER OF WARRANT SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          3.2     ADJUSTMENT EVENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          3.3     REORGANIZATION EVENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          3.4     OTHER EVENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

         Section  4.      RESTRICTIVE LEGENDS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

         Section  5.      AVAILABILITY OF INFORMATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

         Section  6.      RESERVATION OF COMMON SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

         Section  7.      DUE ORGANIZATION; NO VIOLATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

         Section  8.      OWNERSHIP; REGISTRATION OF TRANSFER; EXCHANGE AND SUBSTITUTION OF WARRANT.  . . . . . . . . . 7
                          8.1     OWNERSHIP OF WARRANT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          8.2     REGISTRATION OF TRANSFERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          8.3     REPLACEMENT OF WARRANT CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          8.4     EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         Section  9.      NO RIGHTS OR LIABILITIES AS STOCKHOLDER . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         Section  10.     MISCELLANEOUS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          10.1    AMENDMENTS, MODIFICATIONS AND WAIVERS.  . . . . . . . . . . . . . . . . . . . . . . . 8
                          10.2    GOVERNING LAW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          10.3    RULES OF CONSTRUCTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          10.4    NOTICES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         Section  11.     ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                              WARRANT CERTIFICATE


COMPANY                           NDE ENVIRONMENTAL CORPORATION ("NDE")

HOLDER                            BANC ONE CAPITAL PARTNERS, L.P. ("BOCP")

WARRANT SHARES                    COMMON STOCK, $0.0001 PAR VALUE, OF NDE
                                  ("COMMON SHARES")

NUMBER OF WARRANTS                13,022,920 (SUBJECT TO ADJUSTMENT)("WARRANTS")

INITIAL EXERCISE PRICE            $0.325 PER WARRANT (SUBJECT TO ADJUSTMENT)

MINIMUM EXERCISE PRICE            ($0.125) (SUBJECT TO ADJUSTMENT)

COMMENCEMENT DATE                 OCTOBER 25, 1996

EXPIRATION DATE                   DECEMBER 31, 2005

DATE OF WARRANT                   OCTOBER 25, 1996


This is the WARRANT CERTIFICATE ("Warrant Certificate") provided for in the NOTE AND WARRANT PURCHASE AGREEMENT dated as of October 25, 1996, as amended, restated, supplemented or otherwise modified from time-to-time ("Purchase Agreement") by and among BOCP, as purchaser, and, NDE, TANKNOLOGY/NDE CORPORATION, USTMAN INDUSTRIES, INC, PROECO, INC., and TANKNOLOGY CANADA (1988) INC., as sellers. BOCP, together with its successors and assigns, is referred to as the "Holder." NDE together with its successors and assigns, is referred to as the Company." The Holder and the Company are referred to collectively as the "Parties" and individually as a "Party."

         THIS WARRANT CERTIFICATE IS ONE OF THE RELATED DOCUMENTS REFERRED TO IN THE PURCHASE AGREEMENT.

         FOR VALUE RECEIVED, the Company hereby grants to the Holder Thirteen Million Twenty-Two Thousand Nine Hundred Twenty (13,022,920) Warrants, each Warrant to purchase one Common Share, upon the terms and subject to the conditions set forth in this Warrant Certificate, which Warrants shall expire and be of no further force and effect after the Expiration Date (set forth above).

         SECTION 1.       DEFINITIONS

         All capitalized terms not otherwise defined in this Warrant Certificate shall have the definitions set forth in the Purchase Agreement.
The terms defined in the Purchase Agreement that are used with such definitions in this Warrant Certificate include:

"Accredited Institutional Investor"
"Affiliates"
"Board of Directors"
"Business Day"
"Capital Stock"
"Commission"
"Common Shares"
"Convertible Securities"
"EBITDA"
"Exchange Act"
"Month"
"Note"
"Notice"
"Outstanding Shares"
"Person"
"Preemption Offering"
"Restricted Securities"
"Securities Act"


         SECTION 2.       TERMS AND CONDITIONS

                 2.1 NUMBER OF WARRANTS. The number of Warrants granted pursuant to this Warrant Certificate is 13,022,920 Warrants. Subject to adjustment as provided for in this Warrant Certificate, each Warrant evidences the right of the Holder to purchase from the Company one authorized but unissued Common Share, upon the terms and subject to the conditions set forth in this Warrant Certificate ("Warrant(s)").


                 2.2 EXERCISE PERIOD. All of the Warrants are exercisable in a single exercise by the Holder at anytime during the period commencing on the Commencement Date and ending on the Expiration Date ("Exercise Period").

                 2.3 EXERCISE PRICE. Upon exercise of each Warrant, the Holder shall purchase all of the Warrant Shares then issuable upon exercise of such Warrant for an aggregate amount equal to the Exercise Price, as defined and established pursuant to this Section 2.3 ("Exercise Price"), regardless of the number of Warrant Shares issuable upon exercise of each Warrant.

                 Initially, the "Exercise Price" per Warrant shall be equal to the Initial Exercise Price (set forth above). Commencing with the first quarter after the Date of Warrant, the "Exercise Price" per Warrant shall be adjusted quarterly to an "Exercise Price" equal to the greater of (i) the Adjusted Exercise Price (as defined below) and (ii) the Minimum Exercise Price (set forth above).

                 2.4  DEFINITIONS.  As used in this Warrant Certificate:

                   (i) the term "Adjusted Exercise Price" means, with respect to the exercise of the Warrants during any Month during the term of this Warrant Certificate, the Initial Exercise Price reduced by the Adjustment Amount as calculated as of the end on the immediately preceding Month;

                   (ii) the term "Adjustment Amount" means, as of each Month ended during the term of this Warrant Certificate, (A) if the quantity equal to (x) $9,261,000, less (y) cumulative EBITDA for the period of 12 consecutive Months then ended, is a negative amount, zero, (B) otherwise, the quotient equal to (x) such quantity, divided by (y) $108,050;

                   (iii) the term "Adjustment Event" means any of the following events (except if such event also constitutes a Preemption Offering):

                            (a) the Company declares a dividend or makes a distribution on its Outstanding Shares in Common Shares or Convertible Securities, or

                            (b) the Company subdivides or reclassifies any of its outstanding Common Shares into a greater number of shares, or

                            (c) the Company combines or reclassifies any of its Outstanding Shares into a smaller number of shares.

                    (iv) the term "Reorganization Event" means any of the following events:

                            (a) capital reorganization or reclassification or recapitalization of the Capital Stock of the Company (other than any Adjustment Event);

                            (b) any merger or consolidation of the Company with or into another corporation; or

                            (c) the sale or transfer of the property of the Company as an entirety or substantially as an entirety.


                 2.5 MANNER OF EXERCISE AND EFFECTIVENESS. The Holder may exercise all of the Warrants in a single exercise by delivering to the Company at its address for Notice: (i) the Notice of Exercise form attached to this Warrant Certificate duly completed and executed; (ii) this Warrant Certificate surrendered for cancellation; and (iii) payment or evidence of payment of the Exercise Price for the Warrants. The exercise of the Warrants shall be deemed to be effective and the Holder or its designee identified in the Notice of Exercise shall be deemed to become the registered holder of the Warrant Shares issued upon exercise of the Warrants effective as of the close of business on the Business Day upon which the foregoing deliveries are completed.

                 2.6 PAYMENT OF EXERCISE PRICE. Upon exercise of the Warrants, the Holder shall pay the Exercise Price for such Warrants to the Company by: (i) wire transfer of immediately available funds; (ii) delivery of a certified or cashiers check; or (iii) reducing the unpaid principal amount of the Note by an amount equal to the Exercise Price.

                 2.7 DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after the exercise of this Warrant, and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder or its designee identified in the Notice of Exercise, a certificate or certificates for the number of Warrant Shares to which the Holder or such designee shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount equal to the same fraction (calculated to the nearest 1/100th of a share) of the fair market value of a Warrant Share as determined in good faith by the Board of Directors of the Company for such purpose. Such certificates shall include all appropriate legends and restrictions including those provided for in Section 4.

         Section 3.       ANTIDILUTION ADJUSTMENT.

                 3.1 NUMBER OF WARRANT SHARES. The number of Warrant Shares that may be purchased by the Holder in consideration of the payment of the Exercise Price is initially 13,022,920 Common Shares; provided, however, that such number of shares is subject to adjustment as provided for in this Section 3, which number of Warrant Shares, as so adjusted from time, to time is referred to as the "Number of Warrant Shares." The Exercise Price is subject to adjustment as provided for in Section 2.

                 3.2 ADJUSTMENT EVENT. Upon the occurrence of any Adjustment Event, the Number of Warrant Shares shall be adjusted immediately after the applicable record date with respect to such Adjustment Event as follows. The adjusted Number of Warrant Shares shall be a number equal to the Number of Warrant Shares, calculated using the Exercise Price as adjusted pursuant to
Section 2.3, immediately prior to such event multiplied by a fraction (i) the numerator of which is the number of Outstanding Shares immediately after the record date with respect to such

Adjustment Event, and (ii) the denominator of which is the number of Outstanding Shares immediately before such record date. Any such adjustment shall be calculated to the nearest 0.001 Warrant Share.

                 3.3 REORGANIZATION EVENT. Upon the occurrence of a Reorganization Event, there shall thereafter be issuable or deliverable upon the exercise of this Warrant (in lieu of the Warrant Shares), as appropriate, the number of shares of stock, other securities or property to which the Holder of the number of Common Shares equal to the Number of Warrant Shares at the date of the Reorganization Event would have been entitled to, calculated using the Exercise Price as adjusted pursuant to Section 2.2, as a result of such Reorganization Event.

         Prior to and as a condition of the consummation of any Reorganization Event, the Company shall cause effective provisions to be made to effect the purposes of this Section 3.3, including, if appropriate, an agreement among the Company, any successor to the Company and the Holder.

                 3.4 OTHER EVENT. In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then the Holder may request in writing within one hundred twenty (120) days after the occurrence of such event that the Company examine the propriety of an adjustment to the Number of Warrant Shares. Unless the Company and the Holder shall have mutually agreed upon an adjustment, or that no adjustment is required, within thirty (30) days after the receipt of such request, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regularly engaged accountants of the Company), to give an opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this
Section 3, necessary to preserve, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein. In any event, the Holder and the Company shall each bear one-half of the cost and expense of such opinion. In no event shall any offer, sale or issuance of securities pursuant to any transaction specifically excluded from the definition of a Preemption Offering be deemed to require any such adjustment.

         Section 4.       RESTRICTIVE LEGENDS.

         Except as otherwise permitted by this Section 4, this Warrant Certificate and each Warrant Certificate issued in exchange or substitution for any Warrant Certificate, and each Warrant Certificate issued upon the registration of transfer of any Warrant and each certificate representing Warrant Shares and each certificate issued upon the registration of transfer of any Warrant Shares, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE DISTRIBUTED, SOLD,

         TRANSFERRED, ASSIGNED, HYPOTHECATED OR OFFERED UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER OR A NO-ACTION LETTER FROM THE COMMISSION STATING THAT SUCH DISTRIBUTION, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS."

         Section 5.       AVAILABILITY OF INFORMATION.

         Within ninety (90) days after a registration statement under the Securities Act is declared effective with respect to an Qualified Public Offering, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act insofar as they are applicable to the Company and will comply with all other public information reporting requirements of the Commission (including the requirements of Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities or the sale of securities by Affiliates. The Company will also cooperate with the Holder at the Holder's expense to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any restricted securities or the sale of securities by Affiliates.

         Section 6.       RESERVATION OF COMMON SHARES.

         The Company will at all times reserve and keep available, for issuance and delivery upon the exercise of this Warrant and free from preemptive rights, a sufficient number of Common Shares (and, if applicable other securities) to cover the Warrant Shares issuable upon the exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable with no liability on the part of the holders thereof.

         Section 7.       DUE ORGANIZATION; NO VIOLATION.

                 7.1 The Company shall at all times be a corporation duly organized and existing and in good standing under the laws of its state of incorporation.

                 7.2 The Company shall not be in violation of (i) any applicable statute, regulation or ordinance (including, without limitation the Internal Revenue Code) of any federal, state, local or other jurisdiction, or any agency thereof, in any respect materially and adversely affecting its financial or business condition, and (ii) any material indenture, mortgage, deed, agreement, instrument or document to which it is or may become a party or by which it is or may become that the Company may exercise in good faith its right to protest and actively pursue the same diligently and by appropriate proceedings.

                 7.3 The Articles of Incorporation or by-laws of the Company shall not, without the prior written consent of the Holder, be amended to (i) authorize shares of Capital Stock in addition to the shares described in
Section 8, (ii) eliminate the right of the holders of Common Shares to vote cumulatively with respect to the election of directors, (iii) create a classified board of directors or provide for terms for directors in excess of one year, or (iv) provide for preemptive rights with respect to any shares of Capital Stock.

         Section 8. OWNERSHIP; REGISTRATION OF TRANSFER; EXCHANGE AND SUBSTITUTION OF WARRANT.

                 8.1 OWNERSHIP OF WARRANT. Until due presentment for registration, the Company may treat the Person in whose name this Warrant is registered on the register kept at the Company's principal office as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned to another Person, the Company may (but shall not be obligated to) treat such Person as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Subject to the foregoing provisions and to Section 4, this Warrant, if properly assigned, may be exercised by the assignee without first having a new Warrant issued.

                 8.2 REGISTRATION OF TRANSFERS. Subject to Section 4 hereof, the Company shall register the transfer of this Warrant permitted under the terms hereof upon records to be maintained by the Company for that purpose, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the Company's principal office. Upon any such registration of transfer, a new Warrant, in substantially the form of this Warrant, shall be issued to the transferee.

                 8.3 REPLACEMENT OF WARRANT CERTIFICATE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of indemnity reasonably satisfactory to the Company in form and amount, or, in the case of any such mutilation, upon surrender of this Warrant for cancellation at the Company's principal office, the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor.

                 8.4 EXPENSES. The Company will pay all expenses, taxes (other than transfer and income taxes) and other charges payable by the Holder in connection with the preparation, issuance and delivery from time to time of this Warrant or the Warrant Shares.

         SECTION 9.       NO RIGHTS OR LIABILITIES AS STOCKHOLDER.

         Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a stockholder of the Company or as imposing any liabilities on the Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

         SECTION 10.      MISCELLANEOUS.

                 10.1 AMENDMENTS, MODIFICATIONS AND WAIVERS. This Warrant Certificate may not be amended, modified, supplemented or otherwise modified except by an express written agreement executed and delivered by the Company and the Holder. Compliance by the Company with the covenants set forth in this Warrant Certificate may be waived only by an express writing executed and delivered by the Holder.

                 10.2 GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Ohio.

                 10.3 RULES OF CONSTRUCTION. The rules of construction set forth in Section 12(i) of the Purchase Agreement are applicable to this Warrant Certificate.

                 10.4 NOTICES. The notice provisions set forth in Section 12(j) of the Purchase Agreement are applicable to this Warrant Certificate.

         SECTION 11.      ASSIGNMENT.

         The Holder may assign all, but not less than all, of the Warrants evidenced by this Warrant Certificate to any Accredited Institutional Investor by delivering to the Company at its address for notice: (i) the Form of Assignment attached to this Warrant Certificate duly completed and executed;
(ii) this Warrant Certificate surrendered for cancellation; and (iii) evidence reasonably satisfactory to the Company of the assignee's qualification as an Accredited Institutional Investor.

                                   NDE ENVIRONMENTAL CORPORATION


                                   By: /s/ JAY ALLEN CHAFFEE
                                      ----------------------------------
                                      Jay Allen Chaffee,
                                      Chairman of the Board

                               NOTICE OF EXERCISE



NDE ENVIRONMENTAL CORPORATION

         The undersigned, hereby elects to exercise the Warrant evidenced by this Warrant Certificate, and to purchase thereunder, the shares covered by said Warrant Certificate and herewith makes payment in full therefor [by delivery herewith of a certified or official bank check payable to the order of the Company in the amount of $_________________] [by agreeing hereby to reduce the outstanding principal balance of the Company's Subordinated Secured Note payable to the undersigned by the amount of $___________] and requests that certificates for such shares be issued in the name of and delivered to ______, whose address is ____________.

                                         ---------------------------------------
                                         Signature guaranteed:


                                         Dated:
                                               ---------------------------------

                               FORM OF ASSIGNMENT


         FOR VALUED RECEIVED, __________________ hereby sells, assigns and transfers to ___________________ all of the rights of the undersigned in and to this Warrant, the foregoing Warrant Certificate with respect to said Warrant, and the Common Shares issuable upon exercise of said Warrant



                                      Name of
                                      Holder (Print):
                                                     ------------------------

                                      Dated:
                                            ---------------------------------

                                      (By:)
                                           ----------------------------------

                                      (Title:)
                                              -------------------------------